UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 29, 2011

Date of report (Date of earliest event reported)

Arête Industries, Inc.

(Exact name of registrant as specified in its charter)

Colorado	33-16820-D	84-1508638
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 Osceola Street, Westminster, CO 80030

(Address of principal executive offices, including zip code)

(303) 427-8688

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported in the Company’s Form 8-K/A filing dated July 29, 2011, and filed with the Securities and Exchange Commission on August 5, 2011, Arête Industries, Inc. (the “Company”) entered into an Amended and Restated Purchase and Sale Agreement (“PSA”) and other related agreements and documents with the Tucker Family Investments, LLLP, DNR Oil & Gas, Inc. (“DNR”), and Tindall Operating Company (collectively, the “Sellers”) for the purchase of (i) working interests in oil and gas properties located in Wyoming, Colorado, Kansas and Montana (referred to as the “Properties”), and (ii) vested contractual rights in the net proceeds from the sale of certain properties located in Wyoming (referred to as the “Separate Interests”). This second amendment to the Form 8-K amends and supplements Items 9.01 (a) and (b) of the aforementioned Form 8-K/A to provide the required financial statements and pro forma financial information that were not filed with such Form 8-K/A.

With respect to purchase of the Separate Interests, a formal closing and transfer of title was not required and did not occur in order for the Company to realize its proceeds related to the sale of the Separate Interests. The Company acquired the contractual rights associated with the Separate Interests on July 29, 2011, and the Company’s share of the net proceeds of $5,101,000 was received on August 23, 2011 which resulted in recognition of a gain of approximately $2,480,000. Because the Company acquired the vested contractual rights to the net proceeds but did not take title to the underlying oil and gas properties, the operating revenues and direct operating expenses, and the related oil and gas reserve-based disclosures included in this Form 8-K/A exclude the Separate Interests.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Statements of Operating Revenues and Direct Operating Expenses are included herewith for the Properties. As noted above, the Statements exclude the operating revenues and direct operating expenses of the Separate Interests. Such Statements of Operating Revenues and Direct Operating Expenses are provided for the years ended December 31, 2009 and 2010, and the six months ended June 30, 2010 (unaudited) and June 30, 2011 (unaudited). This information is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b) Pro Forma Financial Information.

An unaudited pro forma consolidated balance sheet has been prepared to reflect (i) the purchase of the Properties, (ii) the acquisition of the vested contractual rights to the Separate Interests, (iii) the sale of the Separate Interests, and (iv) the issuance of our preferred stock used to finance the acquisition of the Properties. The unaudited pro forma consolidated balance sheet was prepared as of June 30, 2011, and unaudited pro forma consolidated statements of operations were prepared for the year ended December 31, 2010, and for the six months ended June 30, 2011. This pro forma information is attached hereto as Exhibit 99.2 and incorporated herein by reference.

These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the acquisition of the Properties and the Separate Interests been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statement of operations due to normal production declines, changes in prices, future transactions, the exclusion of various operating expenses and other factors.

(d) Exhibits.

Exhibit 99.1	Statements of Operating Revenues and Direct Operating Expenses for the years ended December 31, 2009 and 2010, and for the six months ended June 30, 2010 (unaudited) and 2011 (unaudited).

Exhibit 99.2	Unaudited pro forma consolidated balance sheet as of June 30, 2011, and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2010, and for the six months ended June 30, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARETE INDUSTRIES, INC.

Date: October 15, 2012	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chairman and CEO

4